Exhibit 99.5

NOTICE OF GUARANTEED DELIVERY

for shares of Common Stock of

CBS CORPORATION

Offer to Exchange up to 101,407,494 Shares of Common Stock of

CBS RADIO INC.

which are owned by CBS Corporation and

will be converted into Shares of Class A Common Stock of

ENTERCOM COMMUNICATIONS CORP.

for

Shares of Class B Common Stock of CBS Corporation

Pursuant to the Prospectus, dated [●]

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [●], UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF CBS CLASS B COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER OR AFTER [●] (I.E., AFTER THE EXPIRATION OF 40 BUSINESS DAYS FROM THE COMMENCEMENT OF THE EXCHANGE OFFER), IF CBS DOES NOT ACCEPT YOUR SHARES OF CBS CLASS B COMMON STOCK PURSUANT TO THE EXCHANGE OFFER BY SUCH DATE.

Reference is made to the prospectus dated [●] (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by CBS Corporation, a Delaware corporation (“CBS”), up to 101,407,494 shares of common stock, par value $0.01 per share (“Radio Common Stock”), of CBS Radio Inc., a Delaware corporation (“CBS Radio”), owned by CBS for outstanding shares of Class B common stock, $0.001 par value (“CBS Class B Common Stock”), of CBS that are validly tendered prior to the expiration of the Exchange Offer and not validly withdrawn, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The number of shares of CBS Class B Common Stock that will be accepted if the exchange offer is completed will depend on the final exchange ratio and the number of shares of CBS Class B Common Stock tendered.

As more fully set forth in the Prospectus, the number of shares of Radio Common Stock you may receive in the Exchange Offer is based on the calculated per-share values determined by reference to the simple arithmetic average of the daily volume-weighted average prices for CBS Class B Common Stock and Entercom Class A Common Stock on the New York Stock Exchange during the three consecutive trading days ending on and including the second trading day preceding the expiration date of the Exchange Offer, as may be extended. See “The Exchange Offer—Terms of the Exchange Offer—Pricing Mechanism” in the Prospectus for a complete description of the pricing terms.

The number of shares of Radio Common Stock you may receive for each share of CBS Class B Common Stock accepted in the Exchange Offer is subject to an upper limit of [●] shares of Radio Common Stock for each share of CBS Class B Common Stock accepted in the Exchange Offer. If the upper limit is in effect at the expiration of the Exchange Offer (currently expected to be [●]), then the final exchange ratio will be fixed at the upper limit, and CBS will announce by 11:59 p.m., New York City time, at the end of the second trading day (currently expected to be [●]) immediately preceding the expiration date of the Exchange Offer (currently expected to be [●]), unless the Exchange Offer is extended or terminated, whether the upper limit is in effect, providing each holder of CBS Class B Common Stock with two full business days after knowing the final exchange ratio and whether the upper limit is in effect during which to decide whether to tender or withdraw their shares in the Exchange Offer; any changes in the prices of CBS Class B Common Stock or Entercom Class A Common Stock on those additional days of the Exchange Offer period will not, however, affect the final exchange ratio. See “The Exchange Offer—Terms of the Exchange Offer—Upper Limit” in the Prospectus for a complete description of the upper limit.

If the Exchange Offer is oversubscribed (i.e., if the number of shares of CBS Class B Common Stock validly tendered would result in more than the maximum number of shares of Radio Common Stock being exchanged), then the shares of CBS Class B Common Stock validly tendered and not validly withdrawn will generally be subject to proration. See “The Exchange Offer—Terms of the Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of CBS Class B Common Stock” in the Prospectus for a complete description of the proration.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the exchange offer, as set forth in the Prospectus and the related Letter of Transmittal in the following circumstances:

(1)	if the procedure for book-entry transfer cannot be completed on a timely basis; or

(2)	if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the “Exchange Agent”) on or before the Expiration Date.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the exchange agent as described in the Prospectus and must include a guarantee by an “eligible institution” (as defined in the Letter of Transmittal). Additional information can be found in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus. Only registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares of CBS Class B Common Stock) may submit this Notice of Guaranteed Delivery.

As described in greater detail in the Prospectus, if the Exchange Offer is undertaken and consummated but the Exchange Offer is not fully subscribed because less than all shares of Radio Common Stock owned by CBS are exchanged, or if the Exchange Offer is consummated but not all of the shares of Radio Common Stock owned by CBS are exchanged due to the upper limit for the Exchange Offer being in effect, the remaining shares of Radio Common Stock owned by CBS will be distributed in a spin-off on a pro rata basis to holders of CBS Class B Common Stock and CBS Class A common stock, par value $0.001 per share (the “CBS Class A Common Stock” and, together with the CBS Class B Common Stock, the “CBS Common Stock”), whose shares of CBS Common Stock remain outstanding after consummation of the Exchange Offer (the “spin-off”), based on the relative economic interest of each such holder in the number of total outstanding shares of CBS Common Stock, excluding those shares of CBS Class B Common Stock that have been validly tendered and not withdrawn in the exchange offer. Any holder of CBS Class B Common Stock who validly tenders (and does not properly withdraw) shares of CBS Class B Common Stock for shares of Radio Common Stock in the exchange offer will waive their rights only with respect to such validly tendered shares (but not with respect to any other shares that are not validly tendered) to receive, and forfeit any rights to, shares of Radio Common Stock distributed on a pro rata basis to holders of CBS Common Stock in the spin-off.

As described in greater detail in the Prospectus, immediately following consummation of the Exchange Offer and, if necessary, the spin-off, a special purpose merger subsidiary of Entercom Communications Corp., a Pennsylvania corporation (“Entercom”), named Constitution Merger Sub Corp., a Delaware corporation (“Merger Sub”), will be merged with and into CBS Radio, whereby the separate corporate existence of Merger Sub will cease and CBS Radio will continue as the surviving company and a wholly owned subsidiary of Entercom (the “Merger”). In the Merger, each share of Radio Common Stock will be converted into the right to receive one share of Class A common stock of

Entercom, par value $0.01 per share (“Entercom Class A Common Stock”). Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

The exchange agent for the exchange offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	By Hand or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE SHARES OF CBS CLASS B COMMON STOCK LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS SET FORTH IN THE PROSPECTUS) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE SECOND NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. YOU RECOGNIZE THAT ANY HOLDER OF CBS CLASS B COMMON STOCK WHO VALIDLY TENDERS (AND DOES NOT PROPERLY WITHDRAW) SHARES OF CBS CLASS B COMMON STOCK FOR SHARES OF RADIO COMMON STOCK IN THE EXCHANGE OFFER, WHICH SHARES WILL IMMEDIATELY BE EXCHANGED FOR SHARES OF ENTERCOM CLASS A COMMON STOCK WILL WAIVE THEIR RIGHTS WITH RESPECT TO SUCH SHARES TO RECEIVE, AND FORFEIT ANY RIGHTS TO, SHARES OF RADIO COMMON STOCK DISTRIBUTED ON A PRO RATA BASIS TO HOLDERS OF CBS CLASS B COMMON STOCK IN THE EVENT THE EXCHANGE OFFER IS NOT FULLY SUBSCRIBED. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED

Ladies and Gentlemen:

The undersigned hereby tenders to CBS Corporation (“CBS”) the number of shares of CBS Class B common stock, par value $0.001 per share (“CBS Class B Common Stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by CBS to exchange all shares of CBS Radio Inc., common stock, par value $0.01 per share, which are owned by CBS and will be converted into shares of Entercom Communications Corp. Class A common stock, par value $0.01 per share, for tendered shares of CBS Class B Common Stock pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Guaranteed Delivery Procedures.”

Number of shares of CBS Class B Common Stock to be tendered:

Account Number (if known):

Dated:

Registered Holder’s Signature(s)
Please type or print name(s) of Record Holder(s) here
Please type or print address, including zip code
Area Code and Telephone Number

ODD-LOT SHARES

Stockholders who directly or beneficially own fewer than 100 shares of CBS Class B Common Stock (“Odd-Lots”) who wish to tender all of their shares of CBS Class B Common Stock will receive preferential treatment if this Exchange Offer is oversubscribed, in that all such shares of CBS Class B Common Stock tendered will be accepted for exchange and will not be subject to proration. Participants in the CBS 401(k) Plan and the CBS Radio 401(k) Plan (each of which plans holds more than 100 shares of CBS Class B Common Stock) are not eligible for this preference. Beneficial holders of more than 100 shares of CBS Class B Common Stock, and those who own less than 100 shares of CBS Class B Common Stock but do not tender all of their shares, will be subject to proration. Direct or beneficial holders of 100 or more shares of CBS Class B Common Stock will be subject to proration. Direct or beneficial holders who own Odd-Lots but do not tender all of their shares will be subject to proration.

This section is to be completed ONLY if shares of CBS Class B Common Stock are being tendered by or on behalf of a person owning directly or beneficially fewer than 100 shares of CBS Class B Common Stock who wishes to tender all such shares. The undersigned either (check one box):

☐	is the direct or beneficial owner of an aggregate of fewer than 100 shares of CBS Class B Common Stock, all of which are being tendered;

or

☐	is a broker, dealer, commercial bank, trust company, custodian or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the direct or beneficial owner of an aggregate of fewer than 100 shares of CBS Class B Common Stock and is tendering all of those shares.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) hold(s) a net long position in the shares of CBS Class B Common Stock tendered hereby as required under Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of CBS Class B Common Stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the Exchange Agent by no later than 11:59 p.m., New York City time, on the third New York Stock Exchange trading day after the date hereof, (1) with respect to shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of CBS Class B Common Stock in the Exchange Agent’s account at The Depository Trust Company, (2) a Letter of Transmittal for shares of CBS Class B Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message (as defined in the Prospectus), and (3) any other required documents.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of CBS Class B Common Stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Telephone No.(s):

Authorized Signature:

Printed Name:

Title:

Dated:

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY.

APPLY MEDALLION STAMP HERE